Exhibit 99.5

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 30, 2024

CADENCE BANK
(Exact Name of Registrant as Specified in Charter)

Mississippi	11813	64-0117230

(State or Other Jurisdiction of Incorporation)	(FDIC Certificate No.)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $2.50 par value per share	CADE	New York Stock Exchange

Series A Preferred Stock, $0.01 par value per share	CADE-PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 30, 2024, at a special meeting of shareholders (the “Special Meeting”), the Company’s shareholders approved the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”) that: (1) effect the amendments to the Company’s Amended and Restated Articles of Incorporation that were approved by the Company’s shareholders at the April 24, 2024 annual meeting of shareholders; (2) incorporate certain other amendments to align with Title 81 of the Mississippi Code; and (3) expressly authorize the Company’s board of directors (the “Board”) to implement stock repurchases from time to time in accordance with Section 208.5(d)(2) of Regulation H. The Company caused the Articles to be filed with the Mississippi Department of Banking and Consumer Finance (“MDBCF”) on January 3, 2025; the Articles have not yet been declared effective pursuant to Mississippi law.

The above description is qualified in its entirety by reference to the full text of the Company’s Second Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Effective as of December 30, 2024, the Board approved an amendment to the Company’s Second Amended and Restated Bylaws to conform to the Articles, as required by the MDBCF, to provide additional clarification as to the ability to provide indemnification to directors, officers and certain others.

The above description is qualified in its entirety by reference to the full text of the Company’s Second Amended and Restated Bylaws, filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, shareholders of the Company’s common stock, par value $2.50 per share (the “Common Holders”): (i) approved the Articles with respect to certain amendments as required by the MDBCF (“Proposal 1”); (ii) approved the Articles with respect to amendments to provide authorization for the Board to implement stock repurchases from time to time in accordance with Section 208.5(d)(2) of Regulation H, including the two-thirds approval threshold required for effectiveness under Regulation H (“Proposal 2”); and (iii) approved the Cadence Bank 2025 Long-Term Incentive Plan (“Proposal 3”).

In addition, at the Special Meeting, the Common Holders and shareholders of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Preferred Holders”) approved a proposal (“Proposal 4”) to adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of Proposals 1, 2, or 3. The final voting results on the proposals presented to the Common Holders and Preferred Holders are provided below.

The proposals presented at the Special Meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Federal Deposit Insurance Corporation on November 19, 2024.

Holders of 146,425,408 shares of the Company’s common stock, or approximately 79.8% of the 183,529,583 shares of common stock that were issued and outstanding and entitled to vote, and holders of 3,970,348 shares of the Company’s preferred stock, or approximately 57.5% of the 6,900,000 shares of preferred stock that were issued and outstanding and entitled to vote, were present virtually or represented by proxy at the Special Meeting. Since there were insufficient votes of the Preferred Holders at the time of the Special Meeting to approve Proposal 2 solely with respect to effectiveness under Regulation H, the Board adjourned the Special Meeting in accordance with Proposal 4 to January 27, 2025 at 3:00 p.m. Central Standard Time to allow for solicitation of additional proxies with respect to the Preferred Holders in favor of Proposal 2. The Company’s Preferred Holders of record as of the close of business on November 8, 2024 will continue to be entitled to vote on Proposal 2 on January 27, 2025. The reconvened meeting will be held virtually via audio-only format at meetnow.global/MLVC22S.

The following are the final voting results on the proposals acted upon at the Company’s shareholders at the Special Meeting:

Proposal 1: Amendments to Articles as Required by the MDBCF

The Company’s Common Holders approved the proposal to amend the Articles as required by the MDBCF. The table below sets forth the voting results for Proposal 1:

For	Against	Abstain	Broker Non-Votes
146,254,811	64,831	105,764	—

Proposal 2:  Amendment to Articles to Permit Stock Repurchases

The Company’s Common Holders approved the proposal to amend the Articles to permit stock repurchases in accordance with Regulation H. The table below sets forth the voting results for Proposal 2 with respect to the Common Holders only:

For	Against	Abstain	Broker Non-Votes
146,176,124	121,426	127,856	—

As discussed above, the Special Meeting was adjourned to January 27, 2025 to allow for further solicitation of proxies of Preferred Holders in favor of Proposal 2.

Proposal 3:  Cadence Bank 2025 Long-Term Incentive Plan

The Company’s Common Holders approved the Cadence Bank 2025 Long-Term Incentive Plan. The table below sets forth the voting results for Proposal 3:

For	Against	Abstain	Broker Non-Votes
141,534,051	4,708,219	183,137	—

Proposal 4:  Adjournment Proposal

The Company’s Common Holders and Preferred Holders approved the proposal to adjourn the Special Meeting, if necessary, to allow time for further solicitation of proxies. The table below sets forth the voting results for Proposal 4:

Common Holders:

For	Against	Abstain	Broker Non-Votes
137,179,109	9,102,348	143,950	—

Preferred Holders:

For	Against	Abstain	Broker Non-Votes
3,571,258	356,880	42,210	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Articles of Incorporation of Cadence Bank

3.2	Second Amended and Restated Bylaws of Cadence Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE BANK

	By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: January 3, 2025

Exhibit 3.1

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CADENCE BANK

Pursuant to the provisions of the Mississippi Code of 1972 (the "Code"), Cadence Bank, a Mississippi banking corporation, hereby amends and restates its Articles of Incorporation as follows:

1.           Name. The name of the corporation is Cadence Bank (the “Bank”).

2.           Domicile; Registered Office; Registered Agent. The domicile of the Bank is Lee County, Tupelo, Mississippi. The street address of the registered office of the Bank is One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38801. The name of the Bank’s registered agent at this address is E. Payne Atkinson.

3.          Period of Existence. The period for which the corporation is organized is ninety-nine (99) years. However, Miss. Code Ann. Section 81-3-7(f) provides that the period of existence may be extended for additional periods of ninety-nine (99) years each as set out in Section 81-3-15. The corporation was established on March 31, 1876. Thus, the first ninety-nine (99) year period expired on March 31, 1975. Pursuant to the aforementioned statutes, the period of existence is extended for a second ninety-nine (99) years, covering the period of March 31, 1975 to March 31, 2074.

4.           Purpose. The purpose of the Bank is to engage in the business of a commercial bank, to do all acts and engage in all activities now, or as hereafter may be, permitted to be done by such a bank (including trust powers), and to engage in any business activity or exercise any power as permitted by law.

5.          Authorized Capital. The aggregate number of shares of capital stock the Bank is authorized to issue is (i) five hundred million (500,000,000) shares of common stock, all one class having a par value of $2.50 per share (the “Common Stock”), and (ii) five hundred million (500,000,000) shares of preferred stock, having a par value of $0.01 per share (the “Preferred Stock”).

Each share of the Common Stock shall be entitled to one vote on all matters requiring a vote of the shareholders. Subject to any preferences and rights of any holders of any other class of stock, holders of the Common Stock shall have the right to receive such dividends as may be declared from time to time by the Bank’s Board of Directors and, upon any liquidation or dissolution of the Bank, shall be entitled to receive the net assets of the Bank. The Board of Directors is hereby expressly vested with the authority to approve the repurchase of any shares of Common Stock, determine the timing, manner or terms of any such repurchase or establish the methodology for determining any such timing, manner or terms, including by means of one or more share repurchase programs or plans, and determine whether any such repurchased shares shall be held by the Bank as treasury shares or shall be retired and the consequences thereof.

Shares of the Preferred Stock may be issued from time to time in one or more classes or series by the Bank’s Board of Directors. The Bank’s Board of Directors is hereby expressly authorized, subject to the limitations provided by law, to amend these Amended and Restated Articles of Incorporation to establish and designate classes or series of the Preferred Stock, to fix the number of shares constituting each class or series, and to fix the designations and the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of each class or series and the variations in the relative powers, rights, preferences and limitations as between or among classes or series, and to increase and to decrease the number of shares constituting each class or series. The authority of the Board of Directors with respect to any class or series shall include, but shall not be limited to, the authority to fix and determine the following:

(a)          The number of shares constituting that class or series and the distinctive designation of that class or series;

(b)          The increase and the decrease, to a number not less than the number of the outstanding shares of such class or series, of the number of shares constituting such class or series as theretofore fixed;

(c)          The rate or rates and the time at which dividends on the shares of such class or series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

(d)        Whether or not the shares of such class or series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the manner of selecting shares of such class or series for redemption, if less than all shares are to be redeemed, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

(e)         The amount payable on the shares of such class or series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Bank. A liquidation, dissolution or winding up of the Bank, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any consolidation or merger of the Bank with or into any other entity or entities or a sale, lease or conveyance of all or a part of the assets of the Bank;

(f)          Whether or not the shares of such class or series shall have voting rights and the terms and conditions thereof;

(g)         Whether or not a sinking fund or purchase fund shall be provided for the redemption or purchase of the shares of such class or series, and if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;

(h)        Whether or not the shares of such class or series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to, any provision for the adjustment of the conversion rate or the conversion price; and

(i)          Any other powers, preferences and relative participating, optional, or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the provisions of this Article 5 or the limitations provided by applicable law.

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The Board of Directors is hereby expressly vested with the authority to approve the repurchase or redemptions of shares of any class or series of Preferred Stock, and determine the timing, manner or terms of any such repurchase or redemption or establish the methodology for determining any such timing, manner or terms, including by means of one or more share repurchase programs or plans, and determine whether any such shares shall be held by the Bank as treasury shares or shall be retired and the consequences thereof.

6.           Shareholders. The names and places of residences of the stockholders and the number of shares held by each of them as required under Miss. Code Ann. Section 81-3-7(e) is available upon request to the Bank. Such information may be obtained by submitting a request to Cadence Bank, Corporate Secretary, 201 South Spring Street, Tupelo, MS 38804; CorporateSecretary@cadencebank.com; or 662-680-2000.

7.          Board of Directors. The Board of Directors of the Bank shall consist of such number of members not less than nine (9) nor more than twenty (20), the exact number to be fixed and determined from time to time by resolution of a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, until the Bank’s annual meeting of shareholders to be held in 2027. Class I directors shall be those elected at the annual meeting of shareholders held in 2024 for a three-year term, and they and any successors shall stand for re-election at the annual meeting of shareholders to be held in 2027; each Class II director shall serve out his or her current three-year term, and each and any successors shall stand for re-election for a one-year term beginning at the annual meeting of shareholders in 2026; each Class III director shall be elected at the annual meeting of shareholders to be held in 2025 for a one-year term, and they and any successors shall stand for re-election at the annual meeting of shareholders to be held in 2026. At each annual meeting of shareholders commencing with the annual meeting of shareholders to be held in 2027, each director shall be elected for a one-year term, and, from that point forward, each director shall have a one-year term and shall hold office until his or her term expires at the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, subject to his or her earlier death, resignation or removal. So long as the Board of Directors is classified, if the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible. If a vacancy occurs on the Board of Directors for any reason, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy, provided that the Board of Directors may elect instead to (i) not fill the vacancy or (ii) have the vacancy filled by vote of the shareholders at any regular or special meeting of the shareholders.  Shareholders shall have no right to cumulate their votes in the election of directors.

8.           Removal of Directors. A director of the Bank may be removed for cause by the affirmative vote of a majority of the entire Board of Directors of the Bank or by the affirmative vote of a majority of the shareholders. Shareholders also may remove a director of the Bank without cause by the affirmative vote of the holders of not less than sixty-seven (67%) of the outstanding voting stock of the Bank. For the purposes of this provision, “cause” means final conviction of a felony, unsound mind, conduct prejudicial to the interests of the Bank, or suspension and/or temporary prohibition from participating in the affairs of the Bank by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. §§1818(e)(3) and (g)(1)) or other similar law or regulation.

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9.          Elimination of Certain Liability of Directors. A director of the Bank shall not be held personally liable to the Bank or its successor, or the shareholders thereof, for monetary damages unless the director or officer acted in a grossly negligent manner or engaged in conduct which demonstrates a greater disregard of the duty of care than gross negligence, such as intentional tortious conduct or intentional breach of his or her duty of loyalty or intentional commission of corporate waste. For the purposes of this provision, the term "gross negligence" means a reckless disregard of, or a carelessness amounting to gross indifference to, the best interests of the Bank or the shareholders thereof, and involves a substantial deviation below the standard of care expected to be maintained by a reasonably careful person under like circumstances. A director of the Bank shall, in the performance of his or her duties, be fully protected in relying in good faith on the records of the Bank and in relying in good faith upon information, opinions, reports or statements presented to him or her, to the Bank, to the Board of Directors or to any committee thereof by any of the Bank's officers or employees or by any committee of the Board of Directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the Board of Directors or any committee thereof or by any officer having the authority to make such selection or by any other person as to matters the director in good faith believes are within such selected person's professional or expert competence, such person having been selected in good faith by the Board of Directors or any committee thereof or any officer having the authority to make such selection. Nothing in this section shall be deemed to eliminate any liability the elimination of which is contrary to the requirements of applicable state and federal banking laws and regulations.

If the Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Bank shall be eliminated or limited to the fullest extent permitted by the Code, as so amended. Any repeal or modification of the provisions of this Article 9 by the shareholders shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.

10.        Indemnification. (a) The Bank shall indemnify, and upon request shall advance expenses prior to final disposition of a proceeding to, any person (or the estate or personal representative of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Bank, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding: (a) to the full extent permitted by Section 79-4-8.51 of the Code; and (b) despite the fact that such person has not met the standard of conduct set forth in Section 79-48.51(a) of the Code or would be disqualified for indemnification under Section 79-4-8.51(d) of the Code, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Code that (i) the director, officer, employee or agent is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) the acts or omissions of the director, officer, employee or agent did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding need not be accompanied by the affirmation required by Section 79-4-8.53(a)(1) of the Code, but the remaining provisions of Section 79-4-8.53 of the Code shall be applicable to any such request. The Bank may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. Nothing in this section shall be deemed to allow for indemnification for liability resulting from a violation that is prohibited from being indemnified by any provision of Title 81, nor shall any part of this section be construed to allow for indemnification in contravention of Section 81-5-2 of the Code or Part 359 of Title 12 of the Code of Federal Regulations (12 C.F.R. Part 359).

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(b)        The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 10 are intended to be greater than those which are otherwise provided for in the Code, are contractual between the Bank and the person being indemnified, and the heirs, executors and administrators of such person, and in this respect are mandatory, notwithstanding a person’s failure to meet the standard of conduct required for permissive indemnification under the Code, as amended from time to time. The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled or granted by law, these Articles of Incorporation, the bylaws, a resolution of the Board of Directors, a vote of the shareholders of the Bank, or an agreement with the Bank, which means of indemnification and advancement of expenses are hereby specifically authorized. Any repeal or modification of the provisions of this Article 10 shall not affect any obligations of the Bank or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification. If an amendment to the Code hereafter limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article 10 which occur subsequent to the effective date of such amendment.

(c)        If this Article 10 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify each director, officer, employee or agent of the Bank as to any liability incurred or other amounts paid with respect to any proceeding, including, without limitation, a grand jury proceeding and any proceeding by or in the right of the Bank, to the fullest extent permitted by any applicable portion of this Article 10 that shall not have been invalidated, by the Code, or by any other applicable law. Unless the context otherwise requires, terms used in this Article 10 shall have the meanings given in Section 79-4-8.50 of the Code.

11.        Special Meetings of Shareholders. Special meetings of the shareholders, unless otherwise required by law, may be called at any time by the Chairman, Chief Executive Officer or Secretary and shall be called by the Chairman, Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors or of shareholders owning not less than twenty percent (20%) of all the shares of capital stock of the Bank issued and outstanding and entitled to vote at such meeting. Such written request must state the purpose or purposes for which the meeting is called and the person or persons calling the meeting.

12.        Action Without Meeting of Shareholders. As permitted by the Code, action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by at least the same majority of shareholders as would be required to take such action at a meeting of the shareholders where all the shareholders entitled to vote on such action were present, and delivered to the Bank for inclusion in the minutes or filing with the corporate records.

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13.         Venue. Unless the Bank consents in writing to the selection of an alternative venue, Lee County, Mississippi, shall be the sole and exclusive venue for (a) any derivative action or proceeding brought on behalf of the Bank, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Bank to the Bank or the Bank’s shareholders, (c) any action asserting a claim arising pursuant to any provision of Chapter 4 of Title 79 of the Code, Title 81 of the Code, these Articles of Incorporation or the Bylaws of the Bank or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to a court of competent jurisdiction in Lee County, Mississippi having personal jurisdiction over the indispensable parties named as defendants therein.

14.         Series A Preferred Stock.

a.           Designation. The designation of the series of the Preferred Stock shall be “5.50% Series A Non-Cumulative Perpetual Preferred Stock” (the “Series A Preferred Stock”). With respect to payment of dividends and rights upon the Bank’s liquidation, dissolution or winding up, the Series A Preferred Stock shall rank (i) senior to the Common Stock, and any other class or series of the Preferred Stock that, by its terms, ranks junior to the Series A Preferred Stock, (ii) equally with all existing and future class or series of the Preferred Stock that does not by its terms rank junior or senior to the Series A Preferred Stock, and (iii) junior to all existing and future indebtedness and other liabilities of the Bank and any class or series of the Preferred Stock that expressly provides in the articles of amendment creating such class or series of the Preferred Stock that it ranks senior to the Series A Preferred Stock (subject to any requisite consents prior to issuance).

b.           Number of Shares. The number of authorized shares of Series A Preferred Stock shall be 6,900,000, which number may, from time to time, be increased (but not in excess of the total number of authorized shares of the Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors (or a duly authorized committee thereof). The Bank may, from time to time, and without notice to, consent of or additional action by holders of shares of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series A Preferred Stock.

c.            Definitions. As used in this Article 14 with respect to Series A Preferred Stock:

i.           “Business Day” shall mean any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by applicable law, regulation, or executive order to be closed.

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ii.           “Dividend Payment Dates” shall have the meaning set forth in Section (d)(ii) of this Article 14.

iii.       “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date except for the initial Dividend Period which shall be the period from, and including, the original issue date to, but excluding, the next succeeding Dividend Payment Date.

iv.          “Junior Stock” shall mean the Common Stock and any other class or series of the Bank’s capital stock over which the Series A Preferred Stock has preference or priority in the payment of dividends and rights on the liquidation, dissolution or winding up of the Bank.

v.           “Liquidation Preference” shall mean $25.00 per share of Series A Preferred Stock.

vi.          “Nonpayment” shall have the meaning set forth in Section (g)(ii) of this Article 14.

vii.         “Optional Redemption” shall have the meaning set forth in Section (f)(i) of this Article 14.

viii.        “Parity Stock” shall mean any class or series of the Bank’s capital stock that ranks on par with the Series A Preferred Stock in the payment of dividends and rights on the liquidation, dissolution or winding up of the Bank.

ix.          “Preferred Stock Directors” shall have the meaning set forth in Section (g)(ii) of this Article 14.

x.           “Redemption Price” shall have the meaning set forth in Section(f)(iii) of this Article 14.

xi.        “Regulatory Capital Treatment Event” shall mean a good faith determination by the Board of Directors that, as a result of any (a) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series A Preferred Stock; (b) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preferred Stock; or (c) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preferred Stock, there is more than an insubstantial risk that the Bank shall not be entitled to treat the full liquidation value of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Federal Deposit Insurance Bank (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding.

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xii.         “Regulatory Event Redemption” shall have the meaning set forth in Section (f)(ii) of this Article 14.

xiii.        “Series A Preferred Stock” shall have the meaning set forth in Section (a) of this Article 14.

xiv.         “Voting Parity Stock” shall have the meaning set forth in Section (g)(ii) of this Article 14.

d.           Dividends.

i.         Holders of shares of Series A Preferred Stock shall be entitled to receive, only when, as, and if declared by the Board of Directors (or a duly authorized committee thereof), out of assets legally available under applicable law for payment, non-cumulative cash dividends based upon the Liquidation Preference, and no more, at a rate equal to 5.50% per annum, for each quarterly Dividend Period occurring from, and including, the original issue date of the shares of Series A Preferred Stock.

ii.         When, as, and if declared by the Board of Directors (or a duly authorized committee thereof), the Bank shall pay cash dividends on the shares of Series A Preferred Stock quarterly, in arrears, on February 20, May 20, August 20 and November 20 of each year (each such date, a “Dividend Payment Date”), beginning on February 20, 2020, and, when, as and if declared by the Board of Directors (or a duly authorized committee thereof). The Bank shall pay cash dividends to the holders of record of shares of the Series A Preferred Stock as such holders appear on the Bank’s stock register on the applicable record date, which shall be the fifteenth (15th) calendar day before that Dividend Payment Date or such other record date fixed by the Board of Directors (or a duly authorized committee thereof) that is not more than sixty (60) nor less than ten (10) calendar days prior to such Dividend Payment Date.

iii.         If any Dividend Payment Date is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment.

iv.          The Bank shall calculate dividends on the shares of Series A Preferred Stock on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

v.           Dividends on the shares of Series A Preferred Stock shall not be cumulative or mandatory. If the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the shares of Series A Preferred Stock or if the Board of Directors authorizes and the Bank declares less than a full dividend in respect of any Dividend Period, the holders of the shares of Series A Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Bank shall have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the shares of Series A Preferred Stock or any other series of the Preferred Stock or Common Stock are declared for any future Dividend Period.

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vi.        Dividends on the shares of Series A Preferred Stock shall accrue from the original issue date of the shares of Series A Preferred Stock at the dividend rate on the liquidation preference amount of $25.00 per share. If the Bank issues additional shares of the Series A Preferred Stock, dividends on those additional shares shall accrue from the original issue date of those additional shares at the dividend rate.

vii.         So long as any share of Series A Preferred Stock remains outstanding:

(1)         no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan);

(2)       no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Bank, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Bank; and

(3)         no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Bank (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the shares of Series A Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock), during a Dividend Period, unless, in each case of subsections (a), (b) and (c) immediately above, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series A Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations in subsections (a), (b) and (c) immediately above shall not apply to purchases or acquisitions of the Bank’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Bank’s employment, severance, or consulting agreements) of the Bank or of any of the Bank’s subsidiaries heretofore or hereafter adopted.

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viii.      Except as provided below, for so long as any share of Series A Preferred Stock remains outstanding, the Bank shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Bank has paid in full, or set aside payment in full, in respect of all unpaid dividends for all Dividend Periods for outstanding shares of Series A Preferred Stock. To the extent that the Bank declares dividends on the shares of Series A Preferred Stock and on shares of any Parity Stock but cannot make full payment of such declared dividends, the Bank shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Bank shall allocate dividend payments based on the ratio between the then current and the unpaid dividend payments due on the shares of Series A Preferred Stock and (1) in the case of cumulative Parity Stock, the aggregate of the accrued and unpaid dividends due on any such Parity Stock and (2) in the case of noncumulative Parity Stock, the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on shares of Series A Preferred Stock that may be in arrears.

ix.          Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Board of Directors (or a duly authorized committee thereof), may be declared and paid on the Common Stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the shares of Series A Preferred Stock shall not be entitled to participate in such dividends.

e.            Liquidation Rights.

i.          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Bank, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the Bank’s assets legally available for distribution to the Bank’s shareholders, before any distribution of assets is made to holders of Common Stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of shares of Series A Preferred Stock shall have no right or claim to any remaining assets of the Bank.

ii.         In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Bank are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Bank, then the holders of the shares of Series A Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

iii.         For the purposes of this Section (e), the merger or consolidation of the Bank with or into any other entity or by another entity with or into the Bank or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Bank (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Bank. If the Bank enters into any merger or consolidation transaction with or into any other entity and the Bank is not the surviving entity in such transaction, shares of the Series A Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series A Preferred Stock set forth herein.

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f.            Redemption Rights.

i.           The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Subject to the terms and conditions of this Section (f), the Bank may redeem shares of Series A Preferred Stock, in whole or in part, at its option, on any Dividend Payment Date on or after November 20, 2024, with not less than thirty (30) calendar days’ and not more than sixty (60) calendar days’ notice (an “Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the Redemption Price. Dividends shall not accrue on those shares of Series A Preferred Stock so redeemed on and after the applicable redemption date.

ii.          In addition, the Bank may redeem shares of Series A Preferred Stock, in whole but not in part, at its option, for cash, at any time within ninety (90) calendar days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the Redemption Price (a “Regulatory Event Redemption”).

iii.        The redemption price for any redemption of shares of Series A Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (A) $25.00 per share of Series A Preferred Stock, plus (B) any declared and unpaid dividends (without regard to any undeclared dividends) prior to, but excluding, the date of redemption (the “Redemption Price”).

iv.         Any notice given as provided in this Section (f) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series A Preferred Stock designated for redemption will not affect the redemption of any other shares of Series A Preferred Stock.

Any notice provided to a holder of shares of Series A Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than thirty (30) calendar days and not more than sixty (60) calendar prior to the date of redemption specified in the notice, and shall specify (1) the redemption date, (2) the Redemption Price, (3) if fewer than all shares of Series A Preferred Stock are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed and (4) the manner in which holders of shares of Series A Preferred Stock called for redemption may obtain payment of the Redemption Price in respect of those shares. Notwithstanding anything to the contrary in this Section (f), if the Series A Preferred Stock is issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of shares of Series A Preferred Stock at such time and in any manner permitted by such facility.

v.          If notice of redemption of any shares of Series A Preferred Stock has been given by the Bank and if the funds necessary for such redemption have been set aside by the Bank in trust for the benefit of the holders of any shares of Series A Preferred Stock, then from and after the redemption date such shares of Series A Preferred Stock shall no longer be outstanding for any purpose, all dividends with respect to such shares of Series A Preferred Stock shall cease to accrue from the redemption date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Shares of Series A Preferred Stock redeemed pursuant to this Section (f) or purchased or otherwise acquired for value by the Bank shall, after such acquisition, have the status of authorized and unissued shares of the Preferred Stock and may be reissued by the Bank at any time as shares of any series of the Preferred Stock other than as Series A Preferred Stock.

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vi.          In the event that fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors (or a duly authorized committee thereof) determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series A Preferred Stock is listed, subject to the provisions hereof. The Board of Directors (or a duly authorized committee thereof) shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series A Preferred Stock may be redeemed from time to time.

vii.         No holder of shares of Series A Preferred Stock shall have the right to require the redemption of the Series A Preferred Stock.

g.           Voting Rights.

i.          Holders of shares of Series A Preferred Stock shall not have any voting rights, except as set forth below or as otherwise required by the Code.

ii.         Whenever dividends payable on the shares of Series A Preferred Stock or any other class or series of the Preferred Stock ranking equally with the Series A Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six (6) or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series A Preferred Stock voting as a class with holders of shares of any other series of the Preferred Stock ranking equally with the Series A Preferred Stock as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), shall be entitled to vote for the election of two (2) additional directors of the Board of Directors on the terms set forth in this Section (g) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of shares of all series of Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series A Preferred Stock are entitled to vote as described in this Section (g), the number of members of the Board of Directors at that time shall be increased by two (2) directors, and the holders of the shares of Series A Preferred Stock shall have the right, as members of that class, to elect two (2) directors at a special meeting called at the request of the holders of record of at least twenty percent (20%) of the aggregate voting power of the Series A Preferred Stock or any other series of Voting Parity Stock (unless such request is received less than ninety (90) calendar days before the date fixed for the Bank’s next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause the Bank to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the securities of the Bank may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the Board of Directors include more than two (2) Preferred Stock Directors.

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iii.          The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Bank’s shareholders unless they have been previously terminated or removed pursuant to Section (g)(iv). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by the vote of the holders of the shares of Series A Preferred Stock (together with holders of any shares of Voting Parity Stock) to serve until the next annual meeting of the shareholders.

iv.          When the Bank has paid full dividends on the Series A Preferred Stock for the equivalent of at least four (4) Dividend Periods, following a Nonpayment, then the right of the holders of shares of Series A Preferred Stock to elect the Preferred Stock Directors set forth in this Section (g) shall cease (subject to the continued applicability of the provisions for the vesting of the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of shares of the Series A Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (g), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (together with holders of any shares of Voting Parity Stock) when they have the voting rights described in Section (g)(ii).

v.         So long as any shares of Series A Preferred Stock remain outstanding, the Bank shall not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the shares of Series A Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any shares of capital stock ranking senior to the Series A Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series A Preferred Stock remain outstanding, the Bank shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series A Preferred Stock, amend, alter or repeal any provision of these Articles of the Bank, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series A Preferred Stock.

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Notwithstanding the foregoing, (a) any increase in the amount of authorized shares of Common Stock or authorized shares of the Preferred Stock, or any increase or decrease in the number of shares of any series of the Preferred Stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series A Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such powers, preferences or special rights, (b) a merger or consolidation of the Bank with or into another entity in which the shares of the Series A Preferred Stock (1) remain outstanding or (2) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series A Preferred Stock shall not be deemed to affect the powers, preferences or special rights of the Series A Preferred Stock and (c) the foregoing voting rights of the holders of Series A Preferred Stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Bank for the benefit of holders of shares of Series A Preferred Stock to effect the redemption.

vi.         Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Bylaws for a special meeting of the shareholders. If the secretary of the Bank does not call a special meeting within twenty (20) calendar days after receipt of any such request, then any holder of shares of Series A Preferred Stock may (at the Bank’s reasonable expense) call such meeting, upon notice as provided in this Section (g)(vi) and, for that purpose, shall have access to the stock register of the Bank.

vii.        Except as otherwise set forth in Section (g)(vi) hereof, the rules and procedures for calling and conducting any meeting of the holders of shares of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors (or a duly authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles, the Bylaws, and applicable laws and the rules of any national securities exchange or other trading facility on which Series A Preferred Stock is listed or traded at the time.

viii.        Each holder of shares of Series A Preferred Stock will have one (1) vote per share on any matter on which holders of shares of Series A Preferred Stock are entitled to vote.

h.            Conversion Rights. The holders of shares of Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Bank.

i.             No Sinking Fund. No sinking fund shall be established for the retirement or redemption of shares of Series A Preferred Stock.

j.            No Preemptive or Subscription Rights. No holder of shares of Series A Preferred Stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of capital stock of the Bank or any other security of the Bank that it may issue or sell.

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k.           Information Rights. During any period in which the Bank is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Bank will use its reasonable best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on the Bank’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Bank would have been required to file with the FDIC pursuant to Section 13 or 15(d) of the Exchange Act if the Bank were subject thereto (other than any exhibits that would have been required) and (ii) promptly, after receipt of written request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. The Bank will use its reasonable best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Bank were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which it would be required to file such periodic reports if the Bank were a “non-accelerated filer” within the meaning of the Exchange Act.

l.            Certificates. Shares of Series A Preferred Stock shall be eligible for the Direct Registration System service offered by the Depository Trust Company and may be represented in the form of uncertificated or certificated shares. Shares of Series A Preferred Stock shall be eligible for the Direct Registration System service offered by the Depository Trust Company and may be represented in the form of uncertificated or certificated shares; provided, however, that each holder of Series A Preferred Stock shall be entitled, upon request, to have a certificate for shares of Series A Preferred Stock reflecting the number of shares owned by such holder in such form as is provided under the Code and the Bylaws.

m.          Listing. The Bank agrees that for the period of time during which the Series A Preferred Stock is outstanding, the Bank will use its reasonable best efforts to (i) effect within thirty (30) days of issuance and delivery of the Series A Preferred Stock the listing of the Series A Preferred Stock on the New York Stock Exchange and (ii) maintain the listing of the Series A Preferred Stock on the New York Stock Exchange or another national securities exchange.

n.           No Other Rights. The shares of Series A Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth in these Articles or as otherwise required by applicable law, including the Code.

Dated: December 30, 2024	Cadence Bank

	By:	/s/ James D. Rollins III

James D. Rollins III
Chairman and Chief Executive Officer

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ATTEST:

/s/ Cathy S. Freeman

Cathy S. Freeman
Senior Executive Vice President and Chief
Administrative Officer

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Exhibit 3.2

SECOND AMENDED AND RESTATED
BYLAWS
OF
CADENCE BANK
(AS AMENDED, DECEMBER 30, 2024)

Organized Under the Laws of Mississippi

ARTICLE I
OFFICES

Section 1.1         PRINCIPAL AND REGISTERED OFFICE. The principal office of Cadence Bank (the “Bank”) shall be located in the City of Tupelo, County of Lee, State of Mississippi. Unless the Board of Directors designates otherwise, the registered office of the Bank shall be the principal office.

Section 1.2         OTHER OFFICES. The Bank may also maintain, lease, construct, or acquire offices at such other locations, either within or outside the State of Mississippi, as the Board of Directors may, from time to time, authorize or as the business of the Bank may require.

ARTICLE II
SHAREHOLDERS

Section 2.1          GENERAL. All meetings of the shareholders of the Bank shall be held (a) at such place (either within or outside the State of Mississippi), or (b) by such means of electronic transmission or other means of remote communication, or a combination thereof, including, but not limited to, communications through conference telephone, videoconference, the internet or such other means by which persons not physically present in the same location may communicate with each other on a substantially concurrent basis, on such date and at such time as may be set forth in these Bylaws or as shall be determined from time to time by the Board of Directors. All references in this Article II to “in person” representation or appearance at a meeting of the shareholders or voting at any such meeting shall be deemed to include representation, appearance or voting by means of electronic transmission or other means of remote communication established by the Board of Directors for such purpose.

Section 2.2          ANNUAL MEETING. An annual meeting of the shareholders of the Bank shall be held during the third, fourth or fifth month following the end of the Bank’s fiscal year on such date as may be fixed by resolution of the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting. If the election of directors is not held on the date determined by the Board of Directors for an annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the shareholders as soon as conveniently possible thereafter. At such special meeting the election of directors shall take place and such election and any other business transacted thereat shall have the same force and effect as if transacted at an annual meeting duly called and held.

Section 2.3        SPECIAL MEETING. Special meetings of the shareholders, unless otherwise required by law, may be called at any time by the Chairman, Chief Executive Officer or Secretary and shall be called by the Chairman, Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors or of shareholders owning not less than twenty percent (20%) of all the shares of capital stock of the Bank issued and outstanding and entitled to vote at such meeting. Such written request must state the purpose or purposes for which the meeting is called and the person or persons calling the meeting.

Section 2.4          NOTICE OF MEETING

(a)          Written notice stating the (i) place or providing instructions on how to access the meeting by electronic transmission or other means of remote communication, (ii) date, and (iii) time of the annual meeting of shareholders of the Bank and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Board of Directors, the Chairman, Chief Executive Officer or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Bank with postage paid thereon.

(b)          Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Bank under any provision of Chapter 5 of Title 81 of the Mississippi Code (the “Banking Act”), the Mississippi Business Corporation Act (the “Act”), the Bank’s Articles of Incorporation (the “Articles”) or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Bank. Any such consent shall be deemed revoked if (i) the Bank is unable to deliver by electronic transmission two consecutive notices given by the Bank in accordance with such consent, and (ii) such inability becomes known to the Secretary of the Bank or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2.4(b) shall be deemed delivered: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder. In addition, notice can be given in any manner authorized by the Act.

Section 2.5         VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Bank shall make a complete list of the shareholders entitled to notice of a meeting of shareholders or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares), and in alphabetical order, with the address of and the number of shares held by each shareholder. The list shall be available for inspection beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the principal office of the Bank, and shall be subject to inspection on written demand by any shareholder or the shareholder’s agent at any time during regular business hours. Such list shall also be available at the time and place of the meeting and shall be subject to the inspection of any shareholder or the shareholder’s agent during the meeting or any adjournment. The original stock transfer books shall be prima facie evidence as to shareholders entitled to examine such list or transfer book or to vote at any meeting of shareholders.

Section 2.6          QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the annual meeting of shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a special meeting of shareholders. If a quorum is present at any meeting of shareholders, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by the Articles, the Banking Act or the Act for any specific purpose. If a quorum is not established because a sufficient number of shares entitled to vote are not represented at the meeting in person or by proxy, the meeting may be adjourned by the presiding officer of the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called meeting may continue to transact business for that meeting and for any adjournment thereof, unless a new record date must be set for that adjourned meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.7         PROXIES. At all meetings of shareholders, a shareholder may vote his or her shares either in person or by proxy. A shareholder or the shareholder’s agent may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, by electronic transmission or by any other method or means permitted under the laws of the State of Mississippi. An electronic transmission must contain or be accompanied by information from which the Bank can determine that the shareholder or the shareholder’s agent authorized the electronic transmission. No proxy shall be valid after eleven (11) months from the date of execution, unless otherwise expressly provided in the appointment form, electronic transmission or other applicable method or means of appointment.

Section 2.8         VOTING OF SHARES. Each outstanding share of the Bank’s common stock entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders. No shareholder will be allowed to vote at any meeting, either in person or by proxy, unless he or she is a shareholder of record.

Section 2.9         VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into his or her name if the authority to do so is contained in an appropriate order of the court by which such administrator, executor, guardian, or conservator was appointed.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if the authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock owned by the Bank or by any other corporation, the majority of whose voting shares are owned, directly or indirectly, by the Bank, shall not be voted at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, except for any shares of the Bank which are held in a fiduciary capacity.

Section 2.10        BUSINESS TO BE TRANSACTED AT MEETINGS OF SHAREHOLDERS

(a)           Director Nominations and Shareholder Business at Annual Meetings of Shareholders.

No nominations of any person for election to the Board of Directors shall be made, and no business to be considered or acted upon by the shareholders of the Bank shall be proposed, at any annual meeting of shareholders, except as shall be (i) specified in the Bank’s notice of meeting (including shareholder proposals included in the Bank’s proxy materials under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper subject for the meeting and which is timely submitted by a shareholder of the Bank who was a shareholder of record at the time the notice provided for in this Section 2.10(a) was given or delivered to the Bank, who is entitled to vote at such meeting and who complies fully with the notice procedures and other information requirements set forth in this subsection (a) in addition to any other applicable law, rule or regulation applicable to such meeting.

For nominations of persons for election to the Board of Directors or other business to be properly submitted by a shareholder before any annual meeting under subsection (a)(iii) above, a shareholder must give timely notice in writing of such business to the Secretary of the Bank and any such proposed business (other than the nomination of persons for election to the Board of Directors) must constitute a proper matter for shareholder action. To be considered timely, a shareholder’s notice must be received by the Secretary at the principal office of the Bank not earlier than the date which is one hundred twenty (120) calendar days nor later than the date which is ninety (90) calendar days before the first anniversary of the date on which the Bank first mailed its proxy statement to shareholders in connection with the prior year’s annual meeting of shareholders. However, if the Bank did not hold an annual meeting during the previous year, or if the date of the applicable year’s annual meeting has been changed by more than thirty (30) calendar days before or more than seventy (70) days after the first anniversary of the date of the previous year’s annual meeting, then a shareholder’s notice must be received by the Secretary not earlier than the date which is one hundred twenty (120) calendar days before the date on which the Bank first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting and not later than the date of the later to occur of (i) ninety (90) calendar days before the date on which the Bank first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting of shareholders or (ii) ten (10) calendar days after the Bank’s first public announcement of the date of the applicable year’s annual meeting of shareholders. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The number of nominees a shareholder may nominate for election at an annual meeting (or in the case of a shareholder giving notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

A shareholder’s notice to the Secretary to submit a nomination or other business to an annual meeting of shareholders shall set forth: (i) the name and address of the shareholder, as they appear on the books and records of the Bank, and of the beneficial owner, if any, on whose behalf the nomination or proposal is made; (ii) the class and number of shares of stock of the Bank held of record and beneficially owned by such shareholder and such beneficial owner; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Bank; (iv) a representation that the shareholder is a holder of record of stock of the Bank entitled to vote at such meeting and/or by proxy at the meeting to propose such business or nomination; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting (and in the event that such business includes a proposal to amend the Bylaws of the Bank, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting of shareholders; (vi) any personal or other material interest in the business to be submitted of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (vii) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (viii) (A) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination or any other business between or among such shareholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether a Schedule 13D is required) and a representation that the shareholder will notify the Secretary of the Bank in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of such record date, (B) a description of any agreement, arrangement or understanding (whether or not in writing) (including without limitation any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of such shareholder’s notice by, or on behalf of, such shareholder or beneficial owner, the effect or intent of which is to mitigate loss to, or manage risk or benefit from changes in the share price of any class or series of the Bank’s capital stock, or maintain, increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of the Bank’s capital stock, and the shareholder’s agreement to notify the Bank in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of such record date and (C) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such shareholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of capital stock of the Bank, including the number of shares that are subject to such agreement, arrangement or understanding, and a representation that the shareholder will notify the Secretary of the Bank in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of such record date, (ix) completed and signed questionnaires required of the Bank’s directors from each person whom the shareholder proposes to nominate for election as a director (which questionnaires shall be provided to the person the shareholder proposes to nominate within five business days of receipt of a request); (x) (A) in the case of a nomination of one or more persons for election to the Board of Directors, a representation that the shareholder or the beneficial owner, if any, will or is part of a group that will (1) solicit proxies from holders of the Bank’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (2) include a statement to that effect in its proxy statement and/or its form of proxy, (3) otherwise comply with Rule 14a-19 under the Exchange Act and (4) provide the Secretary of the Bank not less than five business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such shareholder and/or beneficial owner, if any, complied with such representations and (B) in the case of a proposal not involving the nomination of directors, a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Bank’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from shareholders in support of such proposal; and (xi) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. The Bank also may require any shareholder giving a notice of nomination or bringing any item of business before an annual meeting, any beneficial owner on whose behalf a nomination is made or any item of business is brought before an annual meeting and any proposed nominee to furnish such other information as the Bank may reasonably require with respect to any nomination or other item of business brought before an annual meeting or to determine the eligibility, suitability or qualifications of such proposed nominee to serve as a director of the Bank, including such additional information as necessary to permit the Board of Directors to determine if such proposed nominee is independent, including for purposes of serving on any committee of the Board of Directors, under the listing standards of each U.S. exchange upon which the capital stock of the Bank is listed, any applicable rules of the FDIC or SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Bank’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Bank. Any additional information shall be delivered to the Secretary of the Bank within five business days after the request by the Bank for such information has been delivered to such person.

(b)           Director Nominations and Shareholder Business at Special Meetings of Shareholders.

No nominations of any person for election to the Board of Directors shall be made, and no business to be considered or acted upon by the shareholders of the Bank shall be proposed, at any special meeting of shareholders, except as shall be: (i) specified in the notice of meeting or (ii) otherwise brought before the meeting by or at the direction of the Board of Directors. When the notice of meeting provides that directors will be elected at a special meeting of shareholders, nominations of persons for election to the Board of Directors may be made only (i) by or at the direction of the Board of Directors or the Nominating Committee or (ii) by any shareholder of the Bank who is a shareholder of record at the time of giving of notice provided for in this subsection (b), who is entitled to vote at the meeting and who complies with the notice procedures and other information requirements set forth in this subsection (b) in addition to any other applicable law, rule or regulation, applicable to such meeting.

Nominations by shareholders of persons for election to the Board of Directors may be made at a special meeting of shareholders only if the Board of Directors has determined that directors will be elected at such special meeting and the shareholder’s notice required by this section (containing all of the information and representations provided in Section 2.10(a) above) is delivered to the Secretary at the principal office of the Bank not earlier than the date which is one hundred twenty (120) calendar days before the date of such special meeting and not later than the date of the later to occur of (i) ninety (90) calendar days before the date of such special meeting of shareholders or (ii) ten (10) calendar days after the Bank’s first public announcement of the date of the special meeting of shareholders. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Bank (including any additional information provided in Section 2.10(a) above), which information shall be delivered to the Secretary of the Bank within five business days after the request by the Bank for such information has been delivered to such person.

(c)           General.

Only those persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be considered by the Board of Directors or the Nominating Committee as to whether such persons should be recommended as director nominees for election as directors at any meeting of shareholders. Only business brought before the meeting in accordance with the procedures set forth in this Section 2.10 shall be conducted at a meeting of shareholders. The officer presiding over the meeting (or, in advance of any meeting of shareholders, the Board of Directors or an authorized committee thereof) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.10 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (a)(x) of this Section 2.10) and, if any proposed nomination or business is not in compliance with this Section 2.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted and no vote shall be taken with respect to such nomination or proposed business, in each case notwithstanding that proxies with respect to such nomination or proposed business may have been received by the Bank.

For purposes of this Section 2.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or comparable news service or in a document filed or furnished by the Bank pursuant to the Exchange Act.

In addition to the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of the Act, the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

In addition to the foregoing provisions of this Section 2.10, a shareholder who seeks to have any proposal included in the Bank’s proxy materials shall comply with the requirements of Rule 14a-8 under the Exchange Act.

Subject to the provisions of this Section 2.10, a resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

Section 2.11        PRESIDING OFFICER. Meetings of the shareholders shall be presided over by the Chief Executive Officer of the Bank, or if he is not present, by an officer ranking at least as high as Vice President, or if neither the Chief Executive Officer nor such an officer is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary of the Bank or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of such meeting shall choose any person present to act as secretary of the meeting.

Section 2.12        CONDUCT OF MEETINGS. Meetings of shareholders generally shall be conducted in accordance with the following:

(a)          The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. The chairman may, but is under no obligation to, follow rules of parliamentary procedure to conduct any meeting.

(b)          If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

(c)          The chairman may ask or require that anyone who is not a bona fide shareholder or proxy leave the meeting.

Section 2.13       ACTION BY WRITTEN CONSENT. Action required or permitted by Section 79-4-1.01 et seq. of the Act to be taken at a shareholders' meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by at least the same majority of shareholders as would be required to take such action at a meeting of the shareholders where all the shareholders entitled to vote on such action were present, and delivered to the Bank for inclusion in the minutes or filing with the corporate records.

ARTICLE III
RECORD DATE

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Bank may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article III, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which event the Board of Directors shall fix a new record date.

ARTICLE IV
DIRECTORS

Section 4.1         NUMBER AND TERM; STOCK OWNERSHIP. The management of all affairs, property and business of the Bank shall be vested in the Board of Directors, which shall consist of not less than nine (9) nor more than twenty (20) Directors. The exact number within such range shall be established by resolution of the Board of Directors. Each director shall hold office for the term provided in the Articles, and until his or her successor has been duly elected and qualified. Each director must be the owner, in his or her own right, of unencumbered stock of the Bank in the amount of at least two hundred dollars ($200.00) par value.

Section 4.2          ELECTION. Directors shall, except as otherwise required by the Act or the Articles, be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation (unless previously tendered), following certification of the shareholder vote.

The independent directors who serve on the Nominating Committee shall consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors shall act on the Nominating Committee’s recommendation within ninety (90) days following certification of the shareholder vote. Thereafter, the Board shall promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that press releases are typically distributed by the Bank.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating Committee recommendation or Board action regarding whether to accept the resignation offer.

If each member of the Nominating Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Section 4.3         REMOVAL. Shareholders may remove one or more directors with or without cause (as defined in the Articles). A director may be removed by the shareholders only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. Such removal shall be in accordance with the Articles and the Act. A director may also be removed for cause by the affirmative vote of the Bank’s Board of Directors.

Section 4.4          RESIGNATION. A director may resign at any time by delivering written notice to the Bank, the Board of Directors or its Chairman. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

Section 4.5          VACANCIES. If a vacancy occurs on the Board of Directors for any reason, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy, provided that the Board of Directors may elect instead to (i) not fill the vacancy or (ii) to have the vacancy filled by vote of the shareholders at any regular or special meeting of the shareholders. A vacancy that will occur at a later date, by reason of resignation or otherwise, may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

Section 4.6        COMPENSATION. No stated salary shall be paid to Directors for their services, except as prescribed by the Act or the Banking Act, but each Director shall receive compensation, as may be determined from time to time by the Board of Directors, for attendance at regular, special and committee meetings of the Board. Each director may be paid his or her expenses for meeting attendance, if any, as determined from time to time by the Board of Directors. No member of the Board of Directors who is also an officer of the Bank shall be compensated for service on the Board of Directors.

Section 4.7         MEETINGS. Following (but not necessarily on the same date as) the annual meeting of the shareholders, the Board of Directors shall convene, for the purpose of an annual meeting, taking their oaths, organizing the new Board and electing the Board officers, electing the officers of the Bank, and transacting such other business as may properly come before the annual meeting.

All meetings of the Board of Directors shall be held at such place, date and time, within or outside of the State of Mississippi, as may be set forth in these Bylaws or as shall be determined, from time to time, by the Board of Directors. The Board of Directors shall meet at least quarterly, including an annual meeting to follow the annual meeting of the shareholders. The place, date and time of each meeting shall be stated in the notice and call of the meeting.

Special meetings of the Board of Directors shall be held at any time upon call of the Chairman of the Board, the Chief Executive Officer or on the written request of at least three (3) directors describing the purpose or purposes for which it is to be held.

Section 4.8          NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Notice of special meetings of the Board of Directors shall be given orally (in which case a written confirmation notice is not necessary) or in writing by the Secretary delivered by overnight delivery, U.S. mail, facsimile, electronic transmission or personal delivery to the director not less than two (2) days prior to the date of the meeting; the place, date and time of the meeting shall be stated in the notice.

Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting objects to holding the meeting or to the transaction of any business at the meeting and thereafter does not vote for or assent to action taken at the meeting.

The foregoing paragraphs of this Section 4.8 shall also apply to meetings of committees of the Board of Directors and their members, provided that notice of special meetings may also be given by or upon the authority of the chairman of such committee.

Section 4.9          QUORUM. The presence of not less than a majority of the whole Board of Directors, excluding any vacancies which may exist, shall be required at all regular and special meetings to constitute a quorum. In the event that a quorum of the Bank’s directors cannot be readily assembled because of some catastrophic event, the Emergency Bylaw contained in Article XII of these Bylaws shall be in effect for the duration of the Emergency (as defined in Article XII).

Section 4.10        VOTING. Each Director shall have the right of one (1) vote and shall be entitled to vote only if in attendance at the meeting. Voting at all meetings of the Board of Directors shall be by voice vote. If a quorum is present, the act of a majority of directors present at the meeting shall be the act of the Board of Directors.

Section 4.11       ACTION BY SIMULTANEOUS COMMUNICATION. Unless otherwise provided in the Articles, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.12       PRESUMPTION OF ASSENT. A director of the Bank who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless (a) he or she objects at the beginning of the meeting to holding it or to the transaction of business at the meeting, (b) his or her dissent shall be entered in the minutes of the meeting, or (c) he or she delivers his written dissent to such action to the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Bank immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.13        ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if all Directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 4.14       APPOINTMENT OF COMMITTEES. In accordance with Article VI of these Bylaws, the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members committees, each of which, to the extent provided in such resolution or in the Articles or these Bylaws, shall have and may exercise all the authority of the Board of Directors, subject to such limitations as shall be contained in such committee’s charter or as prescribed by law. Each committee of the Board shall keep minutes of meetings and shall report any actions taken at such meetings to the Board of Directors.

Section 4.15       OATH. Each person elected Director of the Bank shall take an annual oath in the form prescribed by applicable law and any regulatory authorities. Such oath shall be immediately transmitted to the Department of Banking and Consumer Finance of the State of Mississippi and filed in its office. Additionally, the Board of Directors shall complete any forms prescribed and furnished by the Department of Banking and Consumer Finance and any other regulatory authority and shall file the same in its office when required by the Commissioner of Banking and Consumer Finance or such other regulatory authority.

ARTICLE V
OFFICERS

Section 5.1        NUMBER. The officers of the Bank shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers (including without limitation Chairman of the Board, Chief Operating Officer, Chief Financial Officer and one or more Vice Presidents) as may be deemed necessary may be elected from time to time by the Board of Directors. Any two (2) or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

Section 5.2        ELECTION AND TERM OF OFFICE. The officers of the Bank to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be done. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or be removed in the manner hereinafter provided. If authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.

Section 5.3         REMOVAL. Any officer or agent may be removed by the Board of Directors, whenever in its judgment the best interest of the Bank will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.4         VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term or, for vacancies in any office at or below the level of Vice President, by the Chief Executive Officer between meetings of the Board of Directors pursuant to Section 5.6 below.

Section 5.5          CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. The Chairman may direct the President or a senior officer to preside at any meeting of the Board.

Section 5.6        CHIEF EXECUTIVE OFFICER. The Chief Executive Officer (who shall be the Chairman of the Board if so designated by the Board of Directors) shall have general supervision of the policies and operations of the Bank subject to the direction and control of the Board of Directors. The Chief Executive Officer shall direct the management of the Bank and shall perform such other duties as may be assigned to him or her, from time to time, by the Board of Directors. He or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. He or she shall cause to be kept accurate books of account of the business of the Bank which shall at all times be open to inspection of the directors. He or she shall render, or cause to be rendered, to the shareholders annual reports in writing of the business and condition of the Bank, and similar reports at regular meetings of the Board of Directors. The Chief Executive Officer shall have full power to sign, execute and deliver on behalf of the Bank all papers necessary to be signed, executed and delivered in carrying on the business of the Bank and such other papers as he or she may be directed to sign by the Board of Directors.

Section 5.7          PRESIDENT. The President shall participate in the general supervision of the policies and operations of the Bank subject to the direction and control of the Chief Executive Officer. The President shall have full power to sign, execute, and deliver on behalf of the Bank all papers necessary to be signed, executed and delivered in carrying on the business of the Bank and such other papers as he may be directed to sign by the Board of Directors. The President shall be a member of those committees of the Board of which he is appointed by the Board of Directors.

Section 5.8           VICE PRESIDENTS. Vice Presidents may be further designated as Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, First Vice Presidents or Assistant Vice Presidents. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer; in the absence of the President or in the event of his death, inability or refusal to act, unless the Board of Directors has designated by resolution another officer (by title or by name), a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each category of Vice President shall perform such other duties and have such responsibilities as from time to time may be assigned to them by the Chief Executive Officer or by the Board of Directors.

Section 5.9          SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Bank and see that the seal of the Bank is affixed to all documents the execution of which on behalf of the Bank under its seal is duly authorized and required by law; (d) keep or cause to be kept a register of the postal address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer and/or the President, certificates for shares of the Bank, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Bank; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Directors.

Section 5.10        TREASURER. The Treasurer shall: (a) serve as the Chief Financial Officer of the Bank; (b) have charge and custody of and be responsible for all funds and securities of the Bank; (c) receive and give receipts for moneys due and payable to the Bank from any source whatsoever, and deposit all such moneys in the name of the Bank in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article X of these Bylaws, and (d) in general perform all of the duties incident to the office of Treasurer and Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

Section 5.11        COMPENSATION. The Board of Directors or a committee thereof shall have the authority to determine the compensation of the Chief Executive Officer and each other officer of the Bank, whether by employment contract or otherwise.

Section 5.12        OATH. Every executive officer as defined in Regulation O promulgated by the Board of Governors of the Federal Reserve System shall take and subscribe to an annual oath in the form prescribed by applicable law and any regulatory authorities. Such oath shall be immediately transmitted to the Department of Banking and Consumer Finance of the State of Mississippi and filed in its office.

Section 5.13       SURETY BONDS. Each officer and employee of the Bank shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned for the honest and faithful discharge of his or her duties as such officer or employee. At the discretion of the Board, such bonds may be schedule or blanket form and the premiums shall be paid by the Bank. The amount of such bonds, the form of coverage and the name of the company providing the surety therefor shall be reviewed by the Board of Directors annually, and action shall be taken by the Board at that time approving the amount of the bond to be provided.

Section 5.14         FINANCIAL STATEMENTS OF OFFICERS AND EMPLOYEES. The Board of Directors, in its discretion, may require each officer and employee to provide a personal financial statement to the Bank, in such form and at such times as it may from time to time determine.

ARTICLE VI
COMMITTEES

Section 6.1         APPOINTMENT AND TERM. The membership of all committees of the Board of Directors shall be recommended by the Chairman of the Board and approved by a majority vote of the Board of Directors. Committee members shall serve for the current year for which the Board of Directors by which they were appointed was elected, or until such time as they shall resign, be disqualified or be removed from office. The chairman of each committee shall be appointed by the Chairman of the Board, which appointment shall be approved by a majority vote of the Board of Directors.

Section 6.2           QUORUM. A majority of the entire membership of the committee shall constitute a quorum.

Section 6.3           VOTING. In voting on all matters at committee meetings, a majority vote of the members present shall be necessary.

Section 6.4         SPECIAL MEETINGS. Upon call by the Committee Chairman, Chairman of the Board, President or the Board of Directors, special committee meetings may be held at such place, date and time as may be determined from time to time.

Section 6.5           NOTICE OF MEETINGS. Written notices of regular and special committee meetings shall not be required.

Section 6.6          AUDIT COMMITTEE. The Audit Committee shall have such duties and authority as prescribed by statute and as the Board of Directors shall determine for the review and verification of the affairs, operations, and accounts of the Bank and shall have such other duties as the Board of Directors may, from time to time, determine. The membership of the Audit Committee, shall be appointed from the membership of the Board of Directors at its annual meeting.

The Audit Committee shall complete any forms prescribed and furnished by the Department of Banking and Consumer Finance and any other regulatory authority and shall file the same in its office when required by the Commissioner of Banking and Consumer Finance or such other regulatory authority.

Section 6.7          LOAN COMMITTEE(S). The Loan Committee(s) shall have the responsibility for reviewing loans in accordance with the statutory requirements and credit policy adopted by the Board of Directors each year, and such other duties as the Board of Directors may, from time to time, determine. The membership of the Loan Committees shall be appointed from the membership of the Board of Directors at its annual meeting.

The Loan Committee(s) shall hold regular meetings as required at such place, date and time as may be determined from time to time by the Chairman of the Committee or the Board of Directors.

Section 6.8         TRUST COMMITTEE. The Trust Committee shall have such duties and responsibilities as the Board of Directors may determine for the review and approval of all trust affairs and activities and such other duties as the Board of Directors may, from time to time, determine. The membership of the Trust Committee shall be appointed from the membership of the Board of Directors at its annual meeting.

The Trust Committee shall hold regular meetings, at such place, date and time as may be determined from time to time, by the Board of Directors or the Chairman of the Committee or as required by applicable law and regulatory authority.

Section 6.9          OTHER COMMITTEES. The Chairman of the Board may appoint and the Board of Directors may approve, from time to time, from the members of the Board of Directors, officers and employees of the Bank, or members of the Board of Directors, officers and employees of a bank holding company owning 100% of the voting capital stock of the Bank, or of another wholly-owned banking subsidiary of such holding company, other committees of one or more persons for such purposes and with such powers as the Board of Directors may determine.

ARTICLE VII
INDEMNIFICATION

Section 7.1          INDEMNIFICATION. The Bank shall indemnify, and upon request shall advance expenses prior to final disposition of a proceeding to, any person (or the estate or personal representative of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Bank, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, partner, trustee, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding: (a) to the full extent permitted by Section 79-4-8.51 of the Act, and (b) despite the fact that such person has not met the standard of conduct set forth in Section 79-4-8.51(a) of the Act or would be disqualified for indemnification under Section 79-4-8.51(d) of the Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Act that (i) the director, officer, employee or agent is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) the acts or omissions of the officer, employee or agent did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding need not be accompanied by the affirmation required by Section 79-4-8.53(a)(1) of the Act, but the remaining provisions of Section 79-4-8.53 of the Act shall be applicable to any such request.  Nothing in this section shall be deemed to allow for indemnification for liability resulting from a violation that is prohibited from being indemnified by any provision of Title 81, nor shall any part of this section be construed to allow for indemnification in contravention of Section 81-5-2 of the Code or Part 359 of Title 12 of the Code of Federal Regulations (12 C.F.R. Part 359).

Section 7.2         EXPENSES. The rights to indemnification and advancement of expenses set forth in Section 7.1 of this Article VII are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Bank and the person being indemnified, and the heirs, executors and administrators of such person, and in this respect are mandatory, notwithstanding a person’s failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled or granted by law, the Articles, these Bylaws, a resolution of the Board of Directors, vote of the shareholders of the Bank, or an agreement with the Bank, which means of indemnification and advancement of expenses are hereby specifically authorized. Any repeal or modification of the provisions of this Article VII shall not affect any obligations of the Bank or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification. If an amendment to the Act hereafter limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VII which occur subsequent to the effective date of such amendment.

Section 7.3        SEVERABILITY. If this Article VII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify each director, officer, employee or agent of the Bank as to any liability incurred or other amounts paid in with respect to any proceeding, including, without limitation, a grand jury proceeding and any proceeding by or in the right of the Bank, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated, by the Act, or by any other applicable law. Unless the context otherwise requires, terms used in this Article VII shall have the meanings given in Section 79-4-8.50 of the Act.

Section 7.4          INSURANCE. The Bank may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Bank would have the power to indemnify him against such liability under the provisions hereof.

Section 7.5          MERGERS. For the purposes of Sections 7.1 through 7.4, references to the “Bank” include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions hereof with respect to the resulting or surviving corporation in the same capacity.

ARTICLE VIII
CAPITAL STOCK

Section 8.1        GENERAL AUTHORITY. The Board of Directors shall have the power and authority to make such rules and regulations, consistent with the Articles of Incorporation, applicable statutes and regulations and these Bylaws, as it may deem expedient concerning the form, issue, registration, transfer and replacement of certificates of shares of the capital stock of the Bank.

Section 8.2          CERTIFICATED AND UNCERTIFICATED SHARES. The shares of the capital stock of the Bank may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfer of which are registered upon books maintained for that purpose by or on behalf of the Bank.

Section 8.3         CERTIFICATES FOR CERTIFICATED SHARES. Certificates representing shares of the Bank shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer and/or President and by the Secretary or by such other officers authorized by law or by the Board of Directors to do so, and sealed with the corporate seal, provided that signatures and the corporate seal may be facsimiles if the certificate is countersigned by the Bank’s transfer agent or registrar. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Bank as the proper officers designated by the Board of Directors may prescribe.

Section 8.4        TRANSFER OF SHARES. Transfer of shares of the Bank shall be made only on the stock transfer books of the Bank by the holder of record thereof or by his or her duly authorized agent, who shall furnish proper evidence of authority to transfer, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes.

Section 8.5          REPLACEMENTS. In case of loss or destruction of any certificate of stock, another may be issued in its place upon satisfactory proof of such loss or destruction, and, if required by the Bank, the giving of sufficient indemnity to the Bank of such stock.

ARTICLE IX
DIVIDENDS

Section 9.1          DECLARATION. From time to time as it may determine, the Board of Directors may, in its discretion, when surplus profits justify, declare cash and/or stock dividends to the shareholders of the Bank, subject to the conditions and limitations prescribed by applicable statutes and regulations, including that no dividend shall be paid to holders of common stock unless the Bank has received written approval by the Commissioner of Banking and Consumer Finance.

Section 9.2          PAYMENT DATE. The date for payment of all authorized dividends shall be determined, from time to time, by the Board of Directors.

ARTICLE X
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 10.1       CONTRACTS. Any officer as designated by the Chief Executive Officer or in resolutions adopted by the Board of Directors may enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank, and such authority may be general or confined to specific instances.

Section 10.2        LOANS. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 10.3        CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Bank shall be signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Bank, or any other officer designated by the Board of Directors or Chief Executive Officer, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 10.4        DEPOSITS. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE XI
SEAL

Section 11.1       FORM. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name the Bank and the State of incorporation and the words, “Corporate Seal.”

Section 11.2        AUTHORITY TO USE SEAL. The Chairman of the Board, the President or any other officer of the Bank shall have authority to affix the Corporate Seal of the Bank and to attest the same.

Section 11.3         CUSTODY OF SEAL. The custodian of the seal shall be the Secretary or the Acting Secretary of the Board of Directors.

ARTICLE XII
MISCELLANEOUS

Section 12.1       BOOKS, ACCOUNTS AND RECORDS. Except as may be otherwise required by applicable statutes and regulations, the Articles of Incorporation and these Bylaws, the books, accounts and records of the Bank shall be kept at such place or places as the Board of Directors may from time to time designate, and the Board of Directors shall determine whether and to what extent the accounts, books and records of the Bank, or any of them, other than the shareholder records, shall be open to inspection of the shareholders.

Section 12.2        MINUTE BOOK RECORDS. The organization papers of the Bank, Articles of Incorporation, Bylaws and amendments thereto, and the minutes and reports of all regular and special meetings of the Board of Directors, shareholders and committees shall be recorded in the minute books and kept in the principal office of the Bank.

Section 12.3        REAL ESTATE. All transfers and conveyances of real estate, title to which is vested in the Bank, shall be made by written instrument pursuant to the order of the Board of Directors, signed and attested by an officer with the rank of Vice President or higher.

Section 12.4         FISCAL YEAR. The fiscal year of the Bank shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December in each year.

Section 12.5        WAIVER OF NOTICE. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Bank under the provisions of these Bylaws, the Articles or the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII
AMENDMENT OF BYLAWS

Section 13.1        AMENDMENT BY INTENT. The Board of Directors may amend or repeal these Bylaws, unless (i) the Articles of Incorporation or the applicable law reserves this power exclusively to shareholders in whole or in part, or (ii) the shareholders, in amending or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw. Shareholders may amend or repeal any bylaw, even though the bylaws may also be amended or repealed by the Board of Directors.

Section 13.2         AMENDMENT BY LAW. These Bylaws shall be amended ipso facto at any time one or more of the provisions herein shall be inconsistent with the Articles of Incorporation of the Bank and/or applicable statutes and regulations, and such amendments shall be duly recorded and approved, as a matter of course, by the Board of Directors.

Section 13.3        REQUIRED FILING. A certified copy of all amendments to these Bylaws shall be filed when required with the Department of Banking and Consumer Finance of the State of Mississippi immediately after adoption, and as may be required by any other such regulatory authority.

ARTICLE XIV
EMERGENCY BYLAW

In the event that a quorum of directors cannot be readily assembled because of a catastrophic event (an “Emergency”), the Board of Directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the Act not inconsistent with this bylaw. If less than three regularly elected directors are present, the director present having the greatest seniority as a director may appoint one or more persons (not to exceed the number most recently fixed by the Board pursuant to Section 4.1) from among the officers or other executive employees of the Bank to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to four additional persons from among the officers or other executive employees of the Bank to serve as substitute directors. Special meetings of the Board of Directors may be called in an Emergency by any one director or, if no director is present at the Bank’s principal offices, by the officer present having the greatest seniority as an officer.

All provisions of these Bylaws not contained in this Article XIV which are consistent with this Article XIV shall remain effective during the Emergency. Any Emergency causing this Article XIV to become operative shall be deemed to be terminated whenever either of the following conditions is met: (i) the directors and any substitute directors determine by a majority vote at a meeting that the Emergency is over or (ii) a majority of the directors elected pursuant to the provisions of these Bylaws other than this Article XIV hold a meeting and determine that the Emergency is over.

ARTICLE XV
CERTAIN GOVERNANCE MATTERS

Section 15.1         INTERPRETATION; DEFINITIONS.

(a)           The following definitions shall apply to this Article XV and otherwise as applicable in these Bylaws:

    (i)            “Designated Exchange” shall mean the primary stock exchange on which the Bank’s common stock is listed.

    (ii)         “Effective Time” shall have the meaning set forth in the Agreement and Plan of Merger, dated as of April 12, 2021, by and between BancorpSouth Bank and Cadence Bancorporation, as it may have been amended, restated, supplemented or otherwise modified from time to time (the “Merger Agreement”).

    (iii)          “Entire Board of Directors” shall mean the total number of directors on the Board without giving effect to vacancies.

    (iv)          “First Annual Meeting” shall mean the first annual meeting of shareholders of the Bank following the Effective Time.

    (v)           “Legacy Cadence” shall mean Cadence Bancorporation, a Delaware corporation, which has merged with and into the Bank effective as of the Effective Time.

    (vi)          “Legacy Cadence Directors” shall mean the directors as of the Effective Time who were directors of Legacy Cadence as of immediately prior to the Effective Time.

    (vii)         “Legacy BancorpSouth” shall mean BancorpSouth Bank, a Mississippi state-charted nonmember bank, as in existence immediately prior to the Effective Time.

    (viii)      “Legacy BancorpSouth Directors” shall mean the directors as of the Effective Time who were directors of Legacy BancorpSouth as of immediately prior to the Effective Time.

    (ix)          “Specified Period” shall mean the period beginning at the Effective Time and ending on the thirty-six (36) month anniversary of the Effective Time.

Section 15.2         CHAIRMAN; EXECUTIVE VICE CHAIRMAN; CHIEF EXECUTIVE OFFICER; INDEPENDENT LEAD DIRECTOR.

(a)          Effective as of the Effective Time, (i) James D. Rollins III shall serve as the Chairman of the Board of Directors and Chief Executive Officer of the Bank, (ii) Paul B. Murphy, Jr. shall serve as Executive Vice Chairman of the Bank and as a Director and (iii) Larry G. Kirk shall serve as Independent Lead Director of the Board of Directors.

(b)          During the Specified Period, (i) any removal of any of the individuals serving in the capacities set forth in subsection (a) above from, or failure to appoint, re- elect or re-nominate any of them to, any such positions, (ii) any amendment or modification to any employment or similar agreement with any of them to the extent such amendment or modification would materially and adversely affect such individual, or (iii) any termination of their employment by the Bank or any subsidiary of the Bank, shall, in each case, require the affirmative vote of at least two-thirds (66.7%) of the Entire Board of Directors.

Section 15.3         COMPOSITION OF THE BOARD OF DIRECTORS. Notwithstanding Section 4.1 of these Bylaws:

(a)           During the period between the Effective Time and the First Annual Meeting, the Board of Directors shall be comprised of nineteen (19) Directors, of which eleven (11) shall be the Legacy BancorpSouth Directors (one of whom, as of the Effective Time, shall be the Chief Executive Officer of Legacy BancorpSouth as of immediately prior to the Effective Time) and eight (8) shall be the Legacy Cadence Directors (one of whom, as of the Effective Time, shall be the Chief Executive Officer of Legacy Cadence as of immediately prior to the Effective Time);

(b)           as of the First Annual Meeting, the Board of Directors shall be reduced to eighteen (18) Directors;

(c)           in connection with the First Annual Meeting, the Board of Directors shall nominate a slate of Directors that is comprised of:

 (i)          all the Legacy Cadence Directors who are eligible to serve under the provisions of these Bylaws and, in accordance with the Bank’s Corporate Governance Principles, who are under the age of seventy-five (75) as of the date of the First Annual Meeting; and

 (ii)         each Legacy BancorpSouth Director whose class term has expired as of the First Annual Meeting; and

(d)         each Legacy Cadence Director nominated pursuant to Section 15.3(b)(i) shall be nominated to join that certain class of directors as set forth in Exhibit C of the Merger Agreement.

Section 15.4         COMMITTEES.

(a)         During the Specified Period, the Board of Directors shall have and maintain as standing committees an Audit Committee, a Risk Management Committee, an Executive Compensation and Stock Incentive Committee, a Nominating & Corporate Governance Committee, a Credit Risk Committee and a Trust and Financial Services Committee.

(b)          During the Specified Period, the Board of Directors may by resolution (which, during the Specified Period, shall require the affirmative vote of at least two- thirds (66.7%) of the Entire Board of Directors) establish any committees not expressly contemplated by these Bylaws composed of directors as they may determine to be necessary or appropriate for the conduct of business of the Bank and may prescribe the composition, duties and procedures thereof.

(c)          At any time during the Specified Period in which an Executive Committee is in existence, the chairman of the Executive Committee shall be James D. Rollins III and each of Paul B. Murphy, Jr. and Larry G. Kirk shall serve as a member of the Executive Committee.

(d)        Notwithstanding anything to the contrary in these Bylaws, during the Specified Period, no committee (including, for the avoidance of doubt, any Executive Committee, to the extent such a committee is in existence) shall be permitted to take any action, and the Board shall not delegate to any committee the power to take any action, that, if taken by the Board of Directors, would require the affirmative vote of at least two- thirds (66.7%) of the Board of Directors pursuant to this Article XV.

Section 15.5        CORPORATE NAME; HEADQUARTERS. During the Specified Period, (a) the name of the Bank shall be “Cadence Bank”, (b) the shares of common stock of the Bank shall be traded on the Designated Exchange under the ticker symbol “CADE”, and (c) the main office (as defined for purposes of the Mississippi Banking Law) and bank headquarters of the Bank shall be located in Tupelo, Mississippi and the corporate headquarters shall be located in Houston, Texas.

Section 15.6        AMENDMENTS. During the Specified Period, the provisions of (a) this Article XV, and (b) any other provision of these Bylaws that sets forth the authority and responsibility of the Chairman, Executive Vice Chairman or the Chief Executive Officer, may be modified, amended or repealed, and any Bylaw provision or other resolution inconsistent with this Article XV may be adopted, by the Board of Directors only by (and any such modification, amendment, repeal or inconsistent Bylaw provisions and other resolutions may be proposed or recommended by the Board of Directors for adoption by the shareholders of the Bank only by) an affirmative vote of at least two-thirds (66.7%) of the Entire Board of Directors.

Adopted by the Board of Directors
on October 29, 2024, effective December 30, 2024.

/s/ Cathy S. Freeman

Cathy S. Freeman
Senior Executive Vice President and
Chief Administrative Officer